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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of MAXIMUS, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated November 13, 1998 and to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" included in the Registration Statement (Form S-3 No. 333-67713) expected to be declared effective on or about December 10, 1998 and the related Prospectus of MAXIMUS, Inc.

                                          /s/ ERNST & YOUNG LLP

Washington, DC
December 9, 1998